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                                                                   EXHIBIT 21.01

                       LIST OF REGISTRANT'S SUBSIDIARIES

                                                                                         PERCENTAGE OWNED
                          NAME                            JURISDICTION OF ORGANIZATION    BY REGISTRANT
                          ----                            ----------------------------   ----------------
ESS (Far East) Ltd......................................           Hong Kong                   100%
ESS Technology International, Inc.......................         Cayman Islands                100%
OSEE Technology, Inc....................................               US                      100%
VideoCore Technology, Inc...............................               US                      100%
Platform Technologies, Inc..............................               US                      100%